EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-5665, 33-62071, and 333-120166), Registration Statements on Form S-8 (Nos. 2-89959, 33-11540, 33-13376, 33-41036, 33-47770, 33-78118, 333-10475, 333-11255, 333-47528, 333-64978, and 333-71841), and the Post-Effective Amendment No. 2 on Form S-8 to Registration Statements on Form S-4 Registration Statements (Nos. 333-14703, 333-14883, 333-16481, 333-20291, 333-26537, 333-32163, 333-39283, 333-59403) of The Colonial BancGroup, Inc. of our report dated March 10, 2005, except for the restatement described in Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of “Management’s Report on Internal Control Over Financial Reporting”, as to which the date is February 13, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers

Birmingham, Alabama

February 13, 2006